BYLAWS

                            OF

                 VALMONT INDUSTRIES, INC.

              RESTATED AS OF OCTOBER 28, 1996




                         ARTICLE I

      Section 1.  Annual Meeting.  The annual meeting of
the shareholders shall be held on the fourth Monday in the month of April in each year at the hour of 9:30 a.m.
(local time), for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

      Section 2.  Special Meetings.  Special meetings of
the stockholders, for any purpose or purposes, may be called at any time by the President of this Corporation, who shall call the same upon demand in writing being made upon him by a majority of the directors of the Corporation.

      Section 3.  Place of Meetings.  The Board of
Directors may designate any place, either within or without the State of Delaware as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Delaware, as the place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the offices of the Corporation at Valley, Nebraska.

      Section 4.  Notice of Meeting.  Written or printed
notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Section 5.  Closing of Transfer Books or Fixing of
Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period of time but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6.  Voting Lists.  The officer or agent
having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      Section 7.  Quorum.  A majority of the outstanding
shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

      Section 8.  Proxies.  At all meetings of
shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

      Section 9.  Voting of Shares.  In each meeting of
stockholders except as otherwise provided by statute or Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his name on the records of the Corporation. Elections of directors shall be determined by a plurality of the votes cast thereat and except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, all other actions shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder or by his duly authorized attorney. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, any stockholder entitled to vote may on any question demand a vote by ballot.

      Section 10.  Voting of Shares by Certain Holders.
Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

      Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

      Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until his shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 11.  Informal Action by Shareholders.  Any
action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

      Such consent shall have the same force and effect as a unanimous vote of shareholders, and may be stated as such in any articles or document filed with the Secretary of State under this act.

      Section 12.  Notice of Stockholder Business.  At an
annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of Valmont who complies with the notice procedures set forth in this
Section 12. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of Valmont. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of Valmont, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on Valmont's books, of the shareholder proposing such business, (c) the class and number of shares of Valmont which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if the Chairman should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      Section 13.  Notice of Director Nominees.  Only
persons who are nominated with the procedures set forth in these Bylaws shall be eligible for election as directors.
Nominations of persons for election to the Board of Directors of Valmont may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of Valmont entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Valmont. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of Valmont not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the shareholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serving as the director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on Valmont's books, of such shareholder the
(ii) the class and number of shares of Valmont which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of Valmont that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of Valmont unless nominated in accordance with the procedures set forth in the Bylaws.
The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

                        ARTICLE II

                     BOARD OF DIRECTORS

      Section 1.  General Powers.  The business and
affairs of the Corporation shall be managed by its Board of Directors.

      Section 2.  Number, Tenure and Qualifications.  The
number of directors of the Corporation shall be fixed by resolution of the Board of Directors, and may be altered from time to time by a majority vote of the members of the Board of Directors present at any regular or special meeting of the Board. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

      Section 3.  Regular Meetings.  A regular meeting of
the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

      Section 4.  Special Meetings.  Special meetings of
the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call the special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

      Section 5.  Notice.  Notice of any special meeting
shall be given at least two days previously thereto by written notice delivered personally or mailed to each director at this business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 6.  Quorum.  A majority of the number of
directors fixed by Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      Section 7.  Manner of Acting.  The act of the
majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 8. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors, or by the stockholders at an annual or special meeting thereof; provided, however, that the Board of Directors shall not have the power to elect more than two directors to fill increases in the authorized number of directors between successive annual meetings of the stockholders.

      Section 9.  Compensation.  By resolution of the
Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

      Section 10.  Presumption of Assent.  A director of
the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered into the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 11.  Committees.  The Board of Directors may
in its discretion, by resolution passed by a majority of the whole Board, designate from among its members one or more committees which shall consist of two or more directors. The Board may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them. A majority of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board shall have power at any time to change the membership of any such committee to fill vacancies in it or to dissolve it.

      Section 12.  Executive Committee.  There shall be an
Executive Committee of the Board of Directors consisting of the President and three directors chosen by the Board who shall not hold any office in the Corporation. Each of the members of the Committee shall continue to hold office until his respective successor shall be appointed by the Board.

      The Executive committee shall have power to take any and all action which the Board of Directors might itself have the legal power to take at any time between meetings of the Board of Directors, provided, however, that such Committee shall not have the power to take action on any of the following matters, the exclusive power to deal with which is resolved to the Board of Directors: filling of vacancies on the Board of Directors or Executive
Committee; fixing of compensation of officers; approval of any borrowings by the Corporation which involve the issuance of securities having a maturity of longer than one year from the date of issue or which involve the creation of any mortgages, liens, pledges or other encumbrances on any substantial portion of the corporate assets; approval of any amendment to the Certificate of Incorporation or Bylaws; approval of or recommending to the stockholders any sale, lease or exchange of all or substantially all of the Corporation's property and assets; declaration of a dividend or authorization of an issuance of stock; or approval of a dissolution or liquidation of the Corporation.

      Meetings of the Executive Committee may be called and held in such manner as the Board of Directors shall prescribe by resolution, and the Board shall also determine the requirements for quorum and voting at such meetings. The Committee shall keep minutes of its proceedings and may adopt such rules for the regulation of its business as are not inconsistent with these Bylaws and resolutions of the Board of Directors with respect to the Executive Committee. Members of the Committee shall be entitled to receive such fees for attendance at meetings as may be fixed by the Board of Directors.

                        ARTICLE III

                         OFFICERS

      Section 1. Number. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.
Any two or more offices may be held by the same person, except the offices of President and Secretary.

      Section 2.  Election and Term of Office.  The
officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

      Section 3.  Removal.  Any officer or agent elected
or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      Section 4.  Vacancies.  A vacancy in an office
because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.


      Section 5.  President.  The President shall be the
principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

      Section 6.  Acting President; Vice Presidents.  In
the absence of the President, or in the event of his death, inability or refusal to act, the Board of Directors shall select the acting President, who shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 7.  The Secretary.  The Secretary shall:
(a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 8. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article V of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

      Section 9.  Assistant Secretaries and Assistant
Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant
Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and
Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

      Section 10.  Salaries.  The salaries of the officers
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                        ARTICLE IV

                     INDEMNIFICATION

      Section 1.  Actions by Others.  Valmont shall
indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Valmont) by reason of the fact that he is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was criminal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Valmont, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was criminal.

      Section 2.  Actions by or in the Right of Valmont.
Valmont shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Valmont to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Valmont and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Valmont unless and only to the extent that the Delaware
Court of Chancery or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.


      Section 3. Successful Defense. To the extent that a director, officer, employee or agent of Valmont has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claims, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      Section 4.  Specific Authorization.  Any
indemnification under Sections 1 and 2 of this Article
(unless ordered by a court) shall be made by Valmont only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said
Sections 1 and 2. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (c) by the stockholders.

      Section 5.  Advance of Expenses.  Expenses incurred
by an elected officer or director in defending a civil or criminal action, suit or proceeding shall be paid by Valmont in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or elected officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Valmont as authorized in this Article. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

      Section 6.  Right of Indemnity not Exclusive.  The
indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation or these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

      Section 7.  Insurance.  Valmont may purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Valmont, or is or was serving at the request of Valmont as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Valmont would have the power to indemnify him against such liability under the provisions of this Article, Section 145 of the General Corporation
Law of the State of Delaware, or otherwise.


      Section 8.  Employee Benefit Plan.  For purposes of
this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of Valmont" shall include any service as a director, officer, employee or agent of Valmont which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of Valmont" as referred to in this Article.

      Section 9.  Invalidity of any Provisions of this
Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

      Section 10.  Continuation of Indemnification.  The
indemnification and advancement of expenses, to the extent provided by or granted pursuant to this Article, these Bylaws, or the Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. All rights to indemnification provided by or granted pursuant to this Article, these Bylaws, or the Certificate of Incorporation shall be deemed to be a contract between Valmont and each director, officer, employee or agent of Valmont who serves or served in such capacity at any time while this Article IV is in effect. Any repeal or modification of this Article IV shall not in any way diminish any rights or indemnification of such director, officer, employee or agent, or the obligations of Valmont arising hereunder.

                         ARTICLE V

           CONNTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1.  Contracts.  The Board of Directors may
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      Section 2.  Loans.  No loans shall be contracted on
behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      Section 4.  Deposits.  All funds of the Corporation
not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                        ARTICLE VI

        CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1.  Certificates for Shares.  Certificates
representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.
Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant
Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      Section 2.  Transfer of Shares.  Transfer of shares
of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                        ARTICLE VII

                        FISCAL YEAR


      The fiscal year of the Corporation shall end on the last Saturday of December in each year.







                        ARTICLE VIII

                         DIVIDENDS

      The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                        ARTICLE IX

                           SEAL

      The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal."







                         ARTICLE X

                     WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder or directors of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                        ARTICLE XI

                        AMENDMENTS

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.